UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2006

BRAND ENERGY & INFRASTRUCTURE SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-102511-14	13-3909682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2505 South Main Street
Kennesaw, GA 30144
(Address of Principal Executive Offices, including Zip Code)

Telephone: (770) 514-1411
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

In a press release dated September 11, 2006 (filed as Exhibit 99.1 to this Form 8-K), Brand Services, Inc. ("the Company"), a wholly-owned subsidiary of Registrant, announced the pricing terms of the previously announced tender offer and consent solicitation for any and all of its $150,000,000 aggregate principal amount of outstanding 12% Senior Subordinated Notes due 2012, which commenced May 9, 2006.

The tender offer is scheduled to expire at 5:00 p.m., New York City time, on September 22, 2006, unless extended.

Holders of notes may not tender notes without delivering consents and may not deliver consents without tendering notes. The obligation of the Company to accept for payment and purchase the notes in the tender offer, and pay for the related consents, remains conditioned on, among other things, the consummation of the Company’s proposed initial public offering as described in more detail in the offer to purchase and consent solicitation statement.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit #	Description

99.1	Press Release of Brand Services, Inc. dated September 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAND ENERGY & INFRASTRUCTURE SERVICES, INC.

Date: September 11, 2006	By:	/s/ Anthony A. Rabb
Anthony A. Rabb
Chief Financial Officer and Vice President, Finance